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                                                                     Exhibit 4.3
                                                               EXECUTION VERSION

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of May 6, 2003 (the "EFFECTIVE DATE"), is by and between INTERNATIONAL STEEL GROUP INC., a Delaware corporation ("ISG") and the PENSION BENEFIT GUARANTY CORPORATION, a United States governmental corporation ("HOLDER").

                                   WITNESSETH:

                  WHEREAS, ISG and Bethlehem Steel Corporation, a Delaware corporation ("BETHLEHEM"), are parties to that certain Asset Purchase Agreement, dated as of March 12, 2003 (as amended or supplemented from time to time, the "PURCHASE AGREEMENT"), by and among Bethlehem, certain other Sellers listed on the signature pages to the Purchase Agreement, and ISG Acquisition Inc., a Delaware corporation, and a wholly owned subsidiary of ISG, pursuant to which, among other things, ISG will purchase and acquire substantially all of the operating assets of Bethlehem and the other Sellers on the terms and conditions contained therein (all capitalized terms that are not defined herein are used as defined in the Purchase Agreement);

                  WHEREAS, the Purchase Agreement provides that, as a condition to closing the purchase of the Acquired Assets by Buyer, Holder shall have given a release of certain claims (as more fully described in the Purchase Agreement, the "PBGC RELEASE");

                  WHEREAS, ISG and Holder have entered into an Agreement, dated as of April __, 2003 (the "SETTLEMENT AGREEMENT"), pursuant to which ISG, in consideration for the PBGC Release, will issue to Holder a Subordinated Promissory Note (the "NOTE") in the aggregate principal amount of $35,000,000, which amount is convertible, in accordance with the terms and provisions contained in the Note, into shares (the "CONVERTIBLE NOTE SHARES") of common stock of ISG, par value $0.01 per share (the "ISG COMMON STOCK");

                  WHEREAS, pursuant to the Purchase Agreement, ISG has further agreed to issue to Bethlehem shares of Class B common stock of ISG, par value $0.01 per share (the "CLASS B STOCK"), in partial payment of the Purchase Price, which shares of Class B Stock shall be automatically converted into shares of ISG Common Stock (the "CONVERTED SHARES") upon the terms and conditions set forth in ISG's Second Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE");

                  WHEREAS, pursuant to the Settlement Agreement, ISG acknowledges that if the Consideration Shares are returned to Buyer on or before July 1, 2004, as permitted under Section 5.7 of the Purchase Agreement, ISG shall deliver to Holder that number of shares of Class B Stock that Holder would have received as an unsecured creditor of Bethlehem had the Consideration Shares not been so returned, which shares shall be Converted Shares upon the terms and conditions set forth in the Restated Certificate (the "ALTERNATIVE CONVERTED SHARES");

                  WHEREAS, pursuant to the Settlement Agreement and in accordance with the terms and conditions provided herein, ISG has agreed to provide certain registration rights to Holder with respect to the (i) Convertible Note Shares and (ii) Alternative Converted Shares;

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                  NOW, THEREFORE, in consideration of the premises and the
covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Definitions. As used herein, the terms below shall have the following respective meanings:

                  (a) "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday on which banking institutions in the State of New York are not required to open.

                  (b) "COMMISSION" means the U.S. Securities and Exchange Commission.

                  (c) "DISADVANTAGEOUS CONDITION" shall mean the existence of a condition such that the preparation or filing of a registration statement would
(i) have a material adverse effect on the business, properties or financial condition of ISG or otherwise materially impair the ability of ISG to conduct its affairs or (ii) require disclosure of non-public material information that ISG has a bona fide business purpose for preserving as confidential.

                  (d) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (e) "ISG IPO" means the first bona fide underwritten public offering of ISG Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, provided that (i) the registration statement relating to such offering covers the offer and sale of ISG Common Stock of which the aggregate net proceeds exceed $30,000,000 and (ii) ISG Common Stock is listed for trading or quoted on the New York Stock Exchange or the NASDAQ National Market.

                  (f) "REGISTRABLE SHARES" means, with respect to any person holding ISG Common Stock and entitled to registration rights under the terms of this Agreement (i) the Convertible Note Shares; (ii) the Alternative Converted Shares; and (iii) any additional shares of ISG Common Stock subsequently paid, issued or distributed in respect of any such shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, pursuant to the Restated Certificate or otherwise. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares when (A) a registration statement with respect to the sale by Holder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (B) such securities have been sold under circumstances in which all of the applicable conditions to Rule 144 are met, (C) in the opinion of counsel acceptable to ISG, such securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect under the Securities Act) and upon receipt of such satisfactory opinion, ISG shall use its reasonable efforts to remove any legend on the certificates for such shares that purports to restrict transfers under the Securities Act and applicable state securities laws, (D) such securities have become eligible for sale in accordance with Rule 1145 of the Bankruptcy Code, or (E) such securities have ceased to be outstanding.

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                  (g) "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may from time to time be amended, or any successor provision thereof.

                  (h) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  2.       Demand Registration Rights.

                  (a) Subject to the conditions of this Section 2, at any time and from time to time following January 1, 2004, Holder may make one (but not more than one) written request for registration under the Securities Act of all (but not less than all) of the Registrable Shares held by Holder at the time any such request is made, provided that the aggregate net proceeds of the offer and sale of ISG Common Stock in connection therewith exceeds $25,000,000 (the "DEMAND REGISTRATION"). Any such request for Demand Registration must specify the (i) number of Registrable Shares proposed to be offered for sale by Holder and (ii) intended method of disposition thereof.

                  (b) If Holder so elects, the offering of Holder's Registrable Shares pursuant to such Demand Registration will be in the form of an underwritten public offering. A registration will not count as a Demand Registration until it has become effective.

                  (c) If the book-runner for any Demand Registration that is to an underwritten public offering advises ISG in writing that, in its opinion, the number of shares of ISG Common Stock requested to be included in such offering by ISG, by any other holder of ISG Common Stock who proposes to participate in such offering (each an "OTHER HOLDER" and collectively, the "OTHER HOLDERS") and by Holder exceeds the largest number or amount of ISG Common Stock which can be sold without adverse effect on that offering (including the price at which such ISG Common Stock can be sold) the number of shares of ISG Common Stock to be included in such registration shall be reduced to such extent, and ISG shall include in such registration the number of shares of ISG Common Stock as follows: (i) first, to the extent that the number of Registrable Shares which Holder has requested to be included in such registration is less than the number or amount of ISG Common Stock which ISG has been advised by the book-runner can be sold in such offering without having the adverse effect referred to above as many of the Registrable Shares which Holder proposes to sell for its own account, if any, as can be sold in such offering without having such adverse effect referred to above; provided, however, that, if the Holder's shares are cut back pursuant to this clause (i) to the extent that the aggregate net proceeds from the offer and sale in connection therewith is less than $20,000,000, then such shall not count as a Demand Registration; (ii) second, all the shares of ISG Common Stock requested to be included in such registration by ISG, which in the opinion of such book-runner can be sold without adverse effect on the offering; and (iii) third, to the extent that the number of shares of ISG Common Stock which the Other Holders have requested to be included in such registration is less than the number or amount of ISG Common Stock which ISG has been advised by its book-runner can be sold in such offering without having the adverse effect referred to above, as many of the shares of ISG Common Stock which the Other Holders propose to sell for their own account, if any, as can be sold in such offering without having such adverse effect referred to above, allocated pro rata among the Other Holders (if the amount is less than all of the shares of

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ISG Common Stock to be sold by the Other Holders) on the basis of the number of shares of ISG Common Stock proposed to be sold by the Other Holders.

                  (d) Notwithstanding the foregoing provisions of this Section 2, Holder may not request a Demand Registration if (i) a registration statement (other than on Form S-4 or Form S-8 or any similar or successor form thereto) has been filed by ISG with the Commission in connection with an underwritten primary offering of securities, unless such registration statement has been withdrawn or has been effective for a period of 90 calendar days, or for such longer period during which Holder is eligible to sell or otherwise dispose of Registrable Shares, pursuant to a registration statement that has become effective as contemplated under Section 3 hereof, (ii) an underwritten offering of ISG Common Stock (whether for the account of ISG or any other security holders) has been consummated within the preceding 180 days, or (iii) ISG furnishes to Holder a certificate signed by the president or any vice president of the Company stating that, in the good faith judgment of the Company, it would be detrimental to ISG and its stockholders for such Demand Registration to be effected at such time due to the Disadvantageous Condition, in which event ISG shall have the right to defer such filing until the Disadvantageous Condition ceases to exist, but in no event may the Demand Registration be delayed pursuant to clauses (i) - (iii) above more than an aggregate of 270 days.

                  (e) Notwithstanding the foregoing provisions of this Section 2, in the event ISG receives written request for a Demand Registration, ISG may elect by written notice to Holder within twenty (20) days after receipt of such notice, to proceed with a registration of ISG Common Stock for ISG's account in lieu of proceeding with the Demand Registration, in which case the provisions of
Section 3 (and not this Section 2) will apply and in such event, Holder shall not be deemed to have exercised its Demand Registration.

                  (f) Holder shall be permitted to remove all or any part of the Registrable Shares held by Holder from any Demand Registration at any time prior to the effective date of the registration statement covering such Registrable Shares; provided, however, if, as a result of the removal of such Registrable Shares, such registration statement is withdrawn by ISG, such Demand Registration shall nonetheless count as Holder's sole Demand Registration and ISG shall be deemed to have satisfied its obligations to Holder under this
Section 2 notwithstanding such election.

                  (g) ISG shall have the right, upon giving notice to Holder, to require Holder not to sell any Registrable Shares pursuant to any registration statement for a period not to exceed 90 days (a "BLACK-OUT PERIOD"), if (i) (A) ISG is engaged in good faith discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to ISG, in each case which is material to ISG (as determined in good faith by the Company) (any such negotiation, step, event or state of facts being herein called a "MATERIAL ACTIVITY"), (B) in the good faith judgment of the Company, after consultation with counsel, disclosure of such Material Activity would be necessary under applicable securities laws and (C) disclosure of such Material Activity would, in the good faith judgment of the Company, be adverse to the interests of ISG; provided, however, that the Black-Out Period will terminate upon public disclosure by ISG of such Material Activity or completion of the transaction, or (ii) ISG, upon advice of counsel, deems it

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necessary to file a post-effective amendment to any registration statement, or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. In the event ISG gives such notice, ISG shall extend the effectiveness of the registration statement for a period of time equal to the length of the Black-Out Period. ISG may not impose more than two Black-Out Periods during any 360-day period; provided, that if the Demand Registration has been delayed pursuant to Section 2(d) above, ISG may not impose more than one Black-Out Period in any subsequent 360-day period unless all shares registered pursuant to such Demand Registration have been sold. During any Black-Out Period, Holder agrees not to sell any Registrable Shares under any registration statement. ISG shall promptly provide notice to Holder upon the termination of any Black-Out Period.

                  3.       Piggyback Rights.

                  (a) If, other than in connection with the ISG IPO, ISG proposes to file a registration statement under the Securities Act with respect to an offering of any shares of ISG Common Stock (i) for its own account (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form thereto) or (ii) for the account of any Other Holder, then ISG will give written notice of such proposed offering to Holder as soon as practicable (provided that Holder will be given such notice not less than twenty
(20) calendar days prior to the deadline set by ISG for electing to include Registrable Shares in such offering), and such notice will offer Holder the opportunity, in accordance with Section 4(b), to register some or all of its Registrable Shares held by Holder on the same terms and conditions as the registration of ISG's or such Other Holder's shares of ISG Common Stock. If ISG so elects, the offering contemplated by this Section 3(a) will be in the form of an underwritten offering.

                  (b) Whenever ISG proposes to file a registration statement in accordance with Section 3(a), ISG will include in such registration statement all Registrable Shares which Holder or any Other Holder requests to be included therein; provided, however, that if the managing underwriter of an underwritten offering under this Section 3(b) advises ISG in writing that the total number of shares requested to be included in such registration exceeds the number of shares of ISG Common Stock which can be sold in such offering or that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the shares of Common Stock requested to be included, then (except in the case of a Demand Registration, as to which Section 3(c) will govern), ISG will include in such registration (i) first, the shares of ISG Common Stock ISG proposes to offer for sale for its own account, unless such registration was initiated by Other Holders pursuant to the exercise of a demand registration right (in which case the Registrable Shares required to be included by such Other Holders shall be included prior to shares of ISG Common Stock ISG proposes to offer for sale for its own account), (ii) second, the Registrable Shares requested to be included by Holder and such Other Holders of Registrable Shares exercising registration rights, allocated pro rata among them in accordance with the number of Registrable Shares held by each of them so that the total number of Registrable Shares to be included in such offering for the account of all such persons will not exceed the number recommended by such managing underwriter, and (iii) third, such number of other shares of ISG Common Stock as the holders thereof desire to offer for sale and ISG and the managing underwriter recommend be included in such offering. ISG shall have the right to terminate or withdraw any registrations initiated by it under this Section 3 prior to the effectiveness of such

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registration statement, whether or not Holder elects to include any Registrable
Shares in such Registration Statement.

                  (c) A request by Holder to include Registrable Shares in a proposed underwritten offering pursuant to this Section 3 will not be deemed to be Holder's request for Demand Registration pursuant to Section 2;

                  (d) In connection with any underwritten public offering pursuant to Section 2 or Section 3 hereof in which Holder participates, Holder agrees that, upon request of the managing underwriter for such offering, Holder shall comply with the customary "lock-up" provisions requested by the managing underwriter and imposed on the directors, executive officers and other sellers of shares included in such underwritten public offering, including not effecting any sale or distribution, including any sale pursuant to Rule 144 of any Registrable Shares during the fifteen (15) days prior to, and during such period as the managing underwriter may request (not to exceed 180 days) beginning on, the offering date of the Registrable Shares pursuant to an effective registration statement, except as part of such registration. Holder further agrees to notify ISG in writing upon the disposition of any Registrable Shares by Holder pursuant to any such registration statement.

                  4.       Registration Procedures

                  Whenever Holder requests that any Registrable Shares be registered pursuant to Section 2 or Section 3 hereof:

                  (a) Subject to Section 2(d), ISG will as expeditiously as possible prepare and file with the Commission, and use its reasonable efforts to cause to be promptly made effective, a registration statement on any form for which ISG then qualifies and which counsel for ISG deems appropriate and available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof;

                  (b) Once a registration statement hereunder has become effective, ISG will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 30 calendar days in connection with an underwritten public offering, 180 calendar days in connection with a shelf registration statement or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Holder set forth in such registration statement.

                  (c) ISG will promptly provide notice to Holder (i) when a prospectus or any prospectus supplement or amendment has been filed and when the same becomes effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to any applicable registration statement, (iii) of the issuance by the Commission or any other governmental entity of any stop order suspending the effectiveness of any applicable registration statement or the initiation of any proceedings for that purpose, and

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ISG will use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain promptly its withdrawal if such stop order should be issued, (iv) of the receipt by ISG of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) of ISG's reasonable determination that a post-effective amendment to a registration statement relating to the Registrable Shares would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosure and post-effective amendment and in such event Holder shall cease use of such registration statement until such disclosure or post-effective amendment.

                  (d) ISG will prepare and promptly file with the Commission, and promptly notify Holder of the filing of, any amendment or supplement to any applicable registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly make available to the Holder and to the underwriters, if any, any such supplement or amendment. The Holder agrees that, upon receipt of any notice from ISG of the occurrence of any event of the kind described in the preceding sentence, the Holder will forthwith discontinue the offer and sale of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt by the Holder and the underwriters, if any, of the copies of such supplemented or amended prospectus and, if so directed by ISG, the Holder will deliver to ISG all copies, other than permanent file copies then in the Holder's possession, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice.

                  (e) ISG will use reasonable efforts to cause all Registrable Shares registered hereunder to be listed on each securities exchange, or quoted in a U.S. automated inter-dealer quotation system, as the case may be, on which similar securities issued by ISG are then listed or quoted.

                  (f) ISG will provide a transfer agent and registrar for all Registrable Shares registered hereunder and a CUSIP number for such Registrable Shares, in each case not later than the effective date of such registration.

                  (g) ISG shall furnish to Holder, at ISG's expense, such number of copies of any prospectus (including any preliminary prospectus, amendment or prospectus supplement) as Holder may reasonably request in order to effect the offer and sale of its Registrable Shares, but only while said prospectus remains current.

                  (h) ISG shall use reasonable efforts to affect such qualifications or registrations under applicable blue sky or other state securities laws as may be necessary to enable Holder to offer and sell their Registrable Shares; provided, however, that ISG shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, to subject itself to taxation in any jurisdiction, or to file any general consent to service of process.

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                  5.       Termination of Registration Rights. All of Holder's
rights under Section 2 and Section 3 of this Agreement shall expire when all shares of capital stock and securities convertible into shares of capital stock subject to this Agreement cease to be (i) issued and outstanding or (ii) Registrable Shares.

                  6.       Indemnification and Contribution.

                  (a) ISG shall indemnify and hold harmless Holder, its officers, directors, shareholders or partners and each other person or entity, if any, who "controls" Holder (within the meaning of such term as defined in the Securities Act), against any losses, claims, damages or liabilities to which such officers, directors, shareholders or partners may become subject under the Securities Act or any other statute or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any registration statement, (B) any preliminary prospectus, final prospectus or summary prospectus contained therein, or (C) any amendment or supplement to any of the foregoing, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), and shall pay any reasonable legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (action or proceeding); provided, however, that ISG shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in any registration statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to ISG by Holder expressly for use therein or so furnished for such purposes.

                  (b) Indemnification by Holder. ISG may require, as a condition to including any Registrable Shares in any registration statement filed in accordance with Section 2 or Section 3 hereof, that ISG shall have received an undertaking reasonably satisfactory to it from Holder to indemnify and hold harmless ISG, its officers, directors, stockholders or partners and each other person or entity, if any, who "controls" ISG (within the meaning of such term as defined in the Securities Act), against any losses, claims, damages or liabilities to which ISG or any such officers, directors, stockholders or partners may become subject under the Securities Act or any other statute or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any registration statement, (B) any preliminary prospectus, final prospectus or summary prospectus contained therein, or (C) any amendment or supplement to any of the foregoing, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), and shall pay any reasonable legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding in respect thereof); provided, however, that Holder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or

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alleged omission made in any registration statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to ISG by Holder expressly for use therein or so furnished for such purposes; and provided, further, that Holder shall not be liable under this Section 6 for any amounts in excess of the amount of proceeds received by Holder from the sale of Registrable Shares.

                  (c) Each person entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be reasonably acceptable to the Indemnified Party and shall have no actual conflict of interest in representing the Indemnified Party and any other Person, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement without the consent of Indemnified Party (which consent shall not be unreasonably withheld) that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, (ii) restricts the future activities or conduct of the Indemnified Party or (iii) results in any finding adverse to the Indemnified Party. The parties hereto agree that the matters identified in clauses (i) - (iii) of this Section 6(c) may be reasonable grounds for withholding consent. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing.

                  (d) To the extent that the indemnification provided for in this Section 6 from the Indemnifying Party is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The foregoing indemnity agreements of ISG and Holder are subject to the condition that, insofar as they relate to any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any alleged untrue statement of any material fact contained in a prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made) but which are eliminated or remedied in an amendment or prospectus supplement, such indemnity agreement shall not inure to the benefit of Holder asserting the loss, liability, claim or damage if a copy of the amendment or prospectus supplement was furnished to Holder and was not thereafter furnished in accordance with applicable provisions of the Securities Act at or prior to the time such action is required by the Securities Act.

                  7. Covenants of Holder. In connection with any registration statement, Holder agrees:

                  (a) to provide all such information and material and take all actions as may be reasonably requested by ISG in order to enable ISG to comply with all applicable federal and state securities laws requirements;

                  (b) to enter into and to fully discharge and perform its obligations under any underwriting agreement entered into in connection with any underwritten public offering;

                  (c) not to take any action that would prevent the distribution of Registrable Shares included in that registration statement to be made in accordance with the plan of distribution set forth in that registration statement and with all applicable rules and regulations of the Commission;

                  (d) not to deliver any form of prospectus in connection with the sale of any Registrable Shares as to which ISG has advised Holder in writing that ISG is preparing an amendment or supplement; and

                  (e) to notify ISG promptly in writing upon the sale by Holder of any Registrable Shares covered by any registration statement.

                  8.       Expenses.

                  (a) In connection with any registration statement hereunder, ISG shall pay fees and expenses of any such registration, including all registration and filing fees, printing expenses, accounting fees and expenses, fees and disbursements of counsel for ISG, expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 4(h) and

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

expenses and fees for listing the Registrable Shares on each securities exchange on which shares of ISG Common Stock are then listed. ISG will pay all of its internal expenses.

                  (b) Holder shall bear all underwriter fees, commissions, spreads and discounts, all brokers' commissions, all transfer taxes with respect to the Registrable Shares sold by Holder and registered hereunder and the expenses associated with the opinion of counsel in accordance with Section 1(f)(C).

                  9.       Restrictions on Transfer.

                  (a) Holder shall not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of all or any portion of any Registrable Shares to any person, except pursuant to (i) an effective registration statement in accordance with the provisions of this Agreement or (ii) a transaction pursuant to which such Registrable Shares cease to be Registrable Shares.

                  (b) Holder acknowledges and agrees that certificates evidencing the Registrable Shares will be endorsed with a legend regarding the transfer restrictions contained in this Section 9; provided, however, that ISG shall promptly provide Holder with certificates not bearing such legend at such time as such legend shall no longer apply. Such legend shall be in the following form:

         "THE SECURITY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL ___, 2003, BY AND BETWEEN INTERNATIONAL STEEL GROUP INC. AND THE PENSION BENEFIT GUARANTY CORPORATION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE
         144. COPIES OF THE AGREEMENT COVERING THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE PRESIDENT OR SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

                  10.      Miscellaneous.

                  (a) Severability. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

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

                  (b) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that, if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such notice with an overnight delivery service:

                  If to Holder:        Pension Benefit Guarantee Corporation
                                       1200 K Street, N.W., Suite 210
                                       Washington, D.C. 10005-4026
                                       Attention: Steven A. Kandarian
                                       Facsimile: (202) 326-4112

                  If to ISG:           International Steel Group Inc.
                                       3250 Interstate Drive
                                       Richfield, Ohio 44286
                                       Attention: Rodney Mott
                                       Facsimile: (330) 659-9132

                  With copies to:      Jones Day
                                       North Point
                                       901 Lakeside Avenue
                                       Cleveland, Ohio 44114-1190
                                       Attention: Charles W. Hardin, Jr. and
                                                  David D. Watson
                                       Facsimile: (216) 579-0212

                                       and to:

                                       WL Ross & Co. LLC
                                       Manhattan Tower (19th Floor)
                                       101 East 52nd Street
                                       New York, New York 10022
                                       Attention: David L. Wax
                                       Facsimile: (212) 317-4891

                  Rejection of or refusal to accept any notice, or the inability to deliver any notice because of changed address of which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

                  (c) Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of

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

New York, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent such laws are superseded by the Bankruptcy Code.

                  (d) Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to Holder) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and (ii) any and all claims, actions, causes of action, suits and proceeds relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

                  (e) Selection of Underwriters. In any underwritten offering contemplated by this Agreement, ISG shall have sole authority to select any investment banker and book-running manager or co-manager to administer the offering. If Holder participates in any underwritten offering of Registrable Shares, the Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, custody agreements, powers of attorney and indemnification agreements, as applicable.

                  (f) Amendment; Waiver. This Agreement may be amended, supplemented or modified, and any of the terms, covenants or conditions may be waived, only by a written instrument executed by ISG and Holder, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

                  (g) Assignment. The registration rights under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of ISG. ISG may not assign its rights or obligations under this Agreement without the prior written consent of Holder, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (h) Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

                  (i) Counting. If the due date for any action to be taken under this Agreement (including the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

                  (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Counterparts to this Agreement may be delivered via facsimile. In proving

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

this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                  (k) Public Information. Upon consummation of the ISG IPO, ISG agrees to comply with the public information requirements of Rule 144(c) of the Securities Act.

                         [SIGNATURES ON FOLLOWING PAGE]

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

                  IN WITNESS WHEREOF, ISG and Holder have executed this Agreement as of the date first above written.

                                    INTERNATIONAL STEEL GROUP INC.

                                    By: /s/ Rodney Mott
                                       -----------------------------------------
                                    Name:  Rodney Mott
                                    Title: President

                                    PENSION BENEFIT GUARANTY CORPORATION

                                    By: /s/ Steven A. Kandarian
                                       -----------------------------------------
                                    Name:  Steven A. Kandarian
                                    Title: Executive Director

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